Bank of America 4Q13 Financial Results January 15, 2014

$1.4 $4.2 $11.4 $0 $2 $4 $6 $8 $10 $12 $14 2011 2012 2013 ____________________ 1 For more information on Basel 1 Tier 1 common capital, see footnote 1 on slide 6 and for more information on Global Excess Liquidity Sources and Time to Required Funding, see footnotes 1, 2 and 4 on slide 7. 2 Represents a non-GAAP financial measure. Excludes goodwill impairment charges of $3.2B in 2011. 3 Represents a non-GAAP financial measure. LAS noninterest expense, excluding goodwill impairment charges, was $14.5B, $14.0B and $12.7B in 2011, 2012 and 2013, respectively. LAS mortgage-related litigation expense was $4.7B, $1.6B and $3.8B in 2011, 2012 and 2013, respectively. Also excluded $1.1B provision for Independent Foreclosure Review (IFR) acceleration agreement in 2012 and $2.6B of goodwill impairment charges in 2011. 4 Includes the $1.1B provision for IFR acceleration agreement in 4Q12. 5 For more information on representations and warranties exposures including new claim trends, outstanding claims by counterparty and established reserves, see slide 20. 6 Net charge-offs exclude write-offs of PCI loans of $2.8B and $2.3B for 2012 and 2013. There were no write-offs in 2011. Including the write-offs of PCI loans, total net charge-offs and PCI write-offs as a percentage of total average loans and leases outstanding were 1.99 and 1.13 for 2012 and 2013. Track Record of Improving Results 2 $15.6 $3.9 $0.8 $0 $5 $10 $15 $20 2011 2012 2013 Net Income ($B) Noninterest Expense ($B) 2 Net Charge-offs ($B) 6 Basel 1 Tier 1 Common Capital ($B) 1 $125.1 $126.7 $133.4 $145.2 8.60% 9.86% 11.06% 11.19% 4% 6% 8% 10% 12% 14% 16% $40 $80 $120 $160 4Q10 4Q11 4Q12 4Q13 Tier 1 common capital Tier 1 common capital ratio 61.7 56.6 54.2 9.8 11.3 8.9 5.6 4.2 6.1 $77.1 $72.1 $69.2 $0 $30 $60 $90 2011 2012 2013 All Other LAS (excl. litigation & IFR) Litigation $20.8 $14.9 $7.9 2.24% 1.67% 0.87% 0% 1% 2% 3% 4% 5% $0 $5 $10 $15 $20 $25 2011 2012 2013 Net charge-offs Net charge-off ratio 3 Global Excess Liquidity Sources ($B) & Time to Required Funding (months) 1 $336 $378 $372 $376 24 29 33 38 10 20 30 40 50 $0 $100 $200 $300 $400 $500 4Q10 4Q11 4Q12 4Q13 Other regulated entities Bank subsidiaries Parent company Time to Required Funding Representations and Warranties Provision (Contra-revenue Item) ($B) 5 4

Businesses Executing on Core Strategy to Deliver Results 3 Consumer and Business Banking (CBB) Global Wealth & Investment Management (GWIM) Consumer Real Estate Services (CRES) Global Banking Global Markets  Top-tier sales & trading platform  Gained market share in Equities during 2013  Ranked #1 Global Research firm by Institutional Investor (’11, ’12, ‘13)  Maintained strong #2 position in Global Investment Banking Fees with increased market share vs. 2012 2  Advisor on 10 of top 20 announced M&A deals in 2013  Strong commercial loan growth  Industry-leading Wealth Management business generated record revenue, pre-tax margin and net income in 2013; pre-tax margin was 26.4% for 2013  Highest level of total client balances at $2.4T; long-term AUM flows were $48B in 2013, nearly double full year 2012  Focusing on direct-to-retail mortgage originations: 54% of mortgage loan officers now located in branches  Legacy Assets & Servicing expense (excl. litigation and IFR) 1 of $1.8B in 4Q13, significantly reduced from $3.1B in 4Q12; 60+ days delinquent first mortgages serviced declined 448K to 325K loans  Deposits at record levels, while reducing the average rate paid by half since 4Q12 to 8bps  Optimizing the delivery network: reduced branches by 6% to 5,151 and grew mobile users by 20% to 14.4MM versus a year ago  Investing in the business: 6,716 sales specialists, up 7% in 2013, concentrated in top branches  Deepening customer relationships: full year new consumer card issuance of 3.9MM, highest since 2008; Merrill Edge brokerage assets up 26% from 4Q12 to $96B ____________________ 1 Represents a non-GAAP financial measure. For more information, see footnote 2 on Slide 9. 2 Rankings per Dealogic as of January 2, 2014.

4Q13 Results 4 ____________________ 1 Amounts may not total due to rounding. 2 FTE basis. Represents a non-GAAP financial measure. 3 Represents a non-GAAP financial measure. On a GAAP basis, net interest income; total revenue, net of interest expense; and income tax expense were $10.8B, $21.5B and $0.4B for 4Q13, respectively. For reconciliations of these measures to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 4Q13 Net interest income 2, 3 $11.0 Noninterest income 10.7 Total revenue, net of interest expense 2, 3 21.7 Noninterest expense 17.3 Pre-tax, pre-provision earnings 2 4.4 Provision for credit losses 0.3 Income before income taxes 4.1 Income tax expense 2, 3 0.6 Net income $3.4 Diluted earnings per share $0.29 Average diluted common shares (in billions) 11.4 Summary Income Statement ($B except EPS) 1 • Pre-tax results include charges against revenue of $0.6B in aggregate for fair value option (FVO) adjustments and debit valuation adjustments (DVA) related to improvements in our credit spreads • Income tax expense reflects a 10.6% effective tax rate, driven by approximately $0.5B of discrete tax benefits related to non-U.S. operations and the resolution of certain global tax matters, as well as benefits from the level of recurring tax preference items in relation to pre-tax income

Balance Sheet Highlights

$ in billions, except for share amounts; end of period balances	4Q13	3Q13	4Q12
Balance Sheet			
Total assets	$2,102.3	$2,126.7	$2,210.0
Total loans and leases	928.2	934.4	907.8
Total deposits	1,119.3	1,110.1	1,105.3
Long-term debt	249.7	255.3	275.6
Preferred stock	13.4	13.3	18.8
Per Share Data			
Tangible book value per common share [1]	$13.79	$13.62	$13.36
Book value per common share	20.71	20.50	20.24
Common shares outstanding (in billions)	10.59	10.68	10.78
Capital			
Tangible common shareholders' equity [1]	$146.1	$145.5	$144.0
Tangible common equity ratio [1]	7.20 %	7.08 %	6.74 %
Common shareholders' equity	$219.3	$219.0	$218.2
Common equity ratio	10.43 %	10.30 %	9.87 %
Returns			
Return on average assets	0.64 %	0.47 %	0.13 %
Excluding U.K. tax charge [2]	0.64	0.68	0.13
Return on average common shareholders' equity	5.74	4.06	0.67
Excluding U.K. tax charge [2]	5.74	6.13	0.67
Return on average tangible common shareholders' equity [1]	8.61	6.15	1.01
Excluding U.K. tax charge [2]	8.61	9.28	1.01

- Record deposit levels of $1.1T, up $9.2B from 3Q13
- Total loans and leases declined $6.2B from 3Q13 due to lower discretionary mortgage balances
- Long-term debt reduced by $5.7B from 3Q13
- Tangible book value per share increased to $13.79 [1], while tangible common equity ratio increased to 7.20% [1]
  - Earnings were partially offset by a $1.6B decrease in accumulated other comprehensive income (AOCI) and common share repurchases
- Returned approximately $1.4B of capital through 92MM common share repurchases during 4Q13

[1] Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.
[2] Represents a non-GAAP financial measure. The impact of the U.K. corporate income tax rate reduction was $1.1B for 3Q13.

Bank of America

5

Regulatory Capital

$ in billions	4Q13	3Q13	2Q13
Basel 1 [1]			
Tier 1 common capital	$145.2	$142.8	$139.5
Risk-weighted assets	1,297.5	1,289.4	1,288.2
Tier 1 common capital ratio	11.19 %	11.08 %	10.83 %
Basel 3 (fully phased-in under Advanced approach) [2]			
Tier 1 common capital	$132.3	$131.8	$125.8
Risk-weighted assets	1,329.0	1,326.6	1,310.4
Tier 1 common ratio	9.96 %	9.94 %	9.60 %

Final or Proposed Capital Requirements	BAC 4Q13	Proposed Minimum	Date Required	Exceeds Minimum
Basel 3 Tier 1 Common Ratio [2,3]	>9.0 %	8.5 %	2019	✓
Bank Holding Company Supplementary Leverage Ratio [4]	>5.0 %	5.0 %	2018	✓
Bank Supplementary Leverage Ratio [4]	>6.0 %	6.0 %	2018	✓

Basel 1 [1]

- Tier 1 common capital ratio grew to 11.19%, up 11bps from 3Q13

Basel 3 [2]

- Under the Advanced approach fully phased-in, estimated Tier 1 common capital increased $0.5B from 3Q13 and the Tier 1 common ratio improved to 9.96%, up 2bps from 3Q13
- Under the Standardized approach fully phased-in, the estimated Tier 1 common ratio improved from 3Q13 and remains slightly above 9.0%

Proposed Supplementary Leverage Ratio [4]

- In connection with the July 2013 U.S. NPR, we estimate our bank holding company ratios continue to be above the 5% proposed minimum and both primary bank subsidiaries continue to be in excess of the 6% proposed minimum

[1] As of January 1, 2013, the Market Risk Final Rule became effective under Basel 1. The Market Risk Final Rule introduces new measures of market risk including a charge related to stressed Value-at-Risk (sVaR), an incremental risk charge and a comprehensive risk measure, as well as other technical modifications. Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C.

[2] Based on the final Basel 3 rules issued on July 2, 2013. Represents a non-GAAP financial measure. For important presentation information, see slide 24 and reconciliations on slide 22.

[3] The 8.5% proposed minimum includes the 2.5% capital conservation buffer, 0% countercyclical buffer and an estimated 1.5% SIFI buffer (based on the Financial Stability Board's "Update of group of global systemically important banks (G-SIBs)" issued on November 11, 2013).

[4] The supplementary leverage ratio is measured using Tier 1 capital calculated under the Basel 3 Advanced approach on a fully phased-in basis and represents the average of the monthly ratios for the quarter of Tier 1 capital to the sum of on-balance sheet assets and certain off-balance sheet exposures, including, among other items, derivative and securities financing transactions. The 5.0% and 6.0% proposed minimums are based on the U.S. NPR issued in July 2013.

Bank of America
6

$372 $372 $342 $359 $376 $0 $100 $200 $300 $400 4Q12 1Q13 2Q13 3Q13 4Q13 Parent company Bank subsidiaries Other regulated entities Funding and Liquidity 7 206 209 200 196 194 70 71 62 59 56 $276 $280 $262 $255 $250 $0 $100 $200 $300 4Q12 1Q13 2Q13 3Q13 4Q13 Parent company debt Other debt Global Excess Liquidity Sources ($B) 1, 2 • Long-term debt declined $5.7B from 3Q13 as maturities outpaced issuances, resulting in reduced interest expense – Scheduled parent company debt maturities of $31B through the end of 2014 3 – Long-term debt expected to continue to decline in 2014, albeit at a slower pace than 2013 • Global Excess Liquidity Sources increased $17B to $376B from 3Q13, driven primarily by increased deposits – Parent company liquidity remained strong at $95B – Time to Required Funding 2, 4 increased to 38 months; expected to remain above two years coverage 1 Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. 2 Beginning in 4Q13, Global Excess Liquidity Sources include amounts held at select other non-bank regulated entities, in addition to broker-dealers. Beginning in 3Q13, certain amounts required to collateralize affiliate transactions with our U.S. banks were excluded from parent company liquidity and included in bank liquidity. This change did not have an impact on the Corporation’s total Global Excess Liquidity Sources and Time to Required Funding. 3 Parent company debt maturities are defined as maturities of senior or subordinated debt issued by Bank of America Corporation. 4 Time to Required Funding is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. For 4Q12 through 4Q13, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for settlements such as the previously announced BNY Mellon private-label securitization settlement. Long-term Debt ($B) 33 29 32 35 38 25 30 35 40 45 4Q12 1Q13 2Q13 3Q13 4Q13 Time to Required Funding (months) 2, 4

Net Interest Income 8 • Reported NII of $11.0B, up $0.5B from 3Q13 – Higher long-end rates drove a $0.3B increase in market- related adjustments • NII excluding market-related adjustments improved $0.3B from 3Q13 to $10.8B Benefits from: – Shift in composition of trading-related assets – Reduction in long-term debt balances and yields – Lower rates paid on deposits Partially offset by: – Lower consumer loan balances and yields • The net interest yield excluding market-related adjustments increased 7bps to 2.51% • We continue to be asset sensitive and positioned for NII to benefit as rates move higher, particularly on the short-end of the curve ____________________ 1 FTE basis. Represents a non-GAAP financial measure. On a GAAP basis, reported NII was $10.8B, $10.3B, $10.5B, $10.7B and $10.3B for 4Q13, 3Q13, 2Q13, 1Q13 and 4Q12, respectively. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 2 NII on a FTE basis excluding market-related adjustments represents a non-GAAP financial measure. Market-related adjustments of premium amortization expense and hedge ineffectiveness were $0.2B, $0.0B, $0.4B, $0.3B and $0.0B for 4Q13, 3Q13, 2Q13, 1Q13 and 4Q12, respectively. $10.6 $10.9 $10.8 $10.5 $11.0 2.35% 2.43% 2.44% 2.44% 2.56% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 4Q12 1Q13 2Q13 3Q13 4Q13 Net interest income Net interest yield $10.6 $10.6 $10.4 $10.5 $10.8 2.37% 2.37% 2.36% 2.44% 2.51% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 4Q12 1Q13 2Q13 3Q13 4Q13 Net interest income Net interest yield Reported Net Interest Income (NII) ($B) 1 NII Excluding Market-related Adjustments ($B) 1, 2

13.3 13.1 13.2 3.1 2.2 1.8 2.0 1.1 2.3 $18.4 $16.4 $17.3 $0 $5 $10 $15 $20 4Q12 3Q13 4Q13 All Other LAS (excl. litigation and IFR) Litigation Expense Highlights ____________________ 1 Represents a non-GAAP financial measure. 2 Represents a non-GAAP financial measure. LAS noninterest expense was $3.0B, $2.5B and $4.9B in 4Q13, 3Q13 and 4Q12, respectively. LAS mortgage-related litigation expense was $1.2B, $336MM and $672MM in 4Q13, 3Q13 and 4Q12, respectively. Also excluded $1.1B provision for IFR acceleration agreement in 4Q12. 3 Includes the $1.1B provision for IFR acceleration agreement in 4Q12. • Total expenses of $17.3B increased $0.9B from 3Q13 as litigation expense increased $1.2B • Litigation expense of $2.3B in 4Q13 was driven by continued evaluation of legacy exposures leading to additional reserves, largely related to RMBS securities litigation • Excluding litigation and IFR 1, expenses were $15.0B in the quarter, down $0.3B from 3Q13 and $1.4B from 4Q12, driven by: – LAS expense, excluding litigation and IFR 2, declined $0.4B from 3Q13 and $1.3B from 4Q12 – Realization of New BAC cost savings compared to 4Q12, partially offset by $0.3B higher revenue-related costs in GWIM, Global Banking and Global Markets • New BAC and LAS cost savings initiatives remain on track • FTE employees of 242K down 5.8K, or 2.3%, from 3Q13, led by reductions in Consumer Real Estate Services, including both Home Loans sales & fulfillment, as well as LAS staffing • Consistent with prior years, first quarter is expected to include annual costs associated with retirement-eligible compensation, which are estimated to be $0.9B Noninterest Expense ($B) Full-time Equivalent Employees (000's) 9 2 228.8 220.3 216.6 38.4 27.6 25.5 267.2 247.9 242.1 0 50 100 150 200 250 300 4Q12 3Q13 4Q13 FTEs (excluding LAS) LAS FTEs 3

____________________ 1 Net charge-offs exclude write-offs of PCI loans of $741MM, $443MM, $313MM, $839MM and $1.1B for 4Q13, 3Q13, 2Q13, 1Q13 and 4Q12, respectively. Including the write-offs of PCI loans, total annualized net charge-offs and PCI write-offs as a percentage of total average loans and leases outstanding were 1.00, 0.92, 1.07, 1.52 and 1.90 for 4Q13, 3Q13, 2Q13, 1Q13 and 4Q12, respectively. 2 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 3 The allowance/annualized net charge-offs and PCI write-offs was 1.89x, 2.30x, 2.18x, 1.65x and 1.44x, and the allowance (excluding PCI loans)/annualized net charge-offs was 2.38x, 2.42x, 2.04x, 1.76x and 1.51x, which excludes valuation allowance on PCI loans of $2.5B, $3.2B, $3.9B, $4.5B and $5.5B for 4Q13, 3Q13, 2Q13, 1Q13 and 4Q12, respectively. $24.2 $22.4 $21.2 $19.4 $17.4 1.96x 2.20x 2.51x 2.90x 2.78x 0x 1x 2x 3x 4x 5x $0 $5 $10 $15 $20 $25 $30 4Q12 1Q13 2Q13 3Q13 4Q13 T h o u s a n d s Allowance for loans and leases Allowance / annualized net charge-offs Asset Quality Trends Continued to Improve 10 $3.1 $2.5 $2.1 $1.7 $1.6 1.40% 1.14% 0.94% 0.73% 0.68% 0% 1% 2% 3% $0 $1 $2 $3 $4 4Q12 1Q13 2Q13 3Q13 4Q13 Net Charge-offs Net Charge-off ratio Net Charge-offs ($B) 1 Allowance for Loans and Leases ($B) 3 Provision for Credit Losses ($B) $2.2 $1.7 $1.2 $0.3 $0.3 $0 $1 $1 $2 $2 $3 4Q12 1Q13 2Q13 3Q13 4Q13 $8.8 $7.9 $7.0 $6.7 $6.6 $0 $2 $4 $6 $8 $10 $12 4Q12 1Q13 2Q13 3Q13 4Q13 Consumer 30+ Days Performing Past Due ($B) 2 4Q13 includes $144MM of charge-offs associated with a clarification of regulatory guidance on the accounting for TDRs in the home loans portfolio. Excluding this impact, the allowance/annualized NCOs ratio was 3.08x. 4Q13 includes $144MM increase associated with a clarification of regulatory guidance on the accounting for TDRs in the home loans portfolio. Excluding this impact, NCOs were $1.4B and NCO ratio was 62bps.

Consumer & Business Banking (CBB)

$ in millions	4Q13	Inc/(Dec) 3Q13	Inc/(Dec) 4Q12
Net interest income [1]	$4,948	($108)	$79
Noninterest income	2,549	81	17
Total revenue, net of interest expense [1]	7,497	(27)	96
Provision for credit losses	427	(334)	(651)
Noninterest expense	4,042	62	(132)
Income tax expense [1]	1,061	57	358
Net income	$1,967	$188	$521

Key Indicators ($ in billions)	4Q13	3Q13	4Q12
Average deposits	$528.8	$522.0	$484.1
Rate paid on deposits	0.08 %	0.10 %	0.16 %
Average loans and leases	$163.2	$165.7	$167.2
Client brokerage assets	96.0	89.5	75.9
Debit card purchase volumes	68.0	66.7	66.2
Mobile banking customers (MM)	14.4	14.0	12.0
Number of banking centers	5,151	5,243	5,478
Return on average allocated capital [2]	26.0 %	23.6 %	-

Total Corporation U.S. consumer credit card [3] ($ in billions)	4Q13	3Q13	4Q12
Average outstandings	$90.1	$90.0	$92.8
Credit card purchase volumes	54.5	52.8	51.6
New card accounts (MM)	1.00	1.05	0.84
Net charge-off ratio	3.19 %	3.47 %	4.19 %
Risk-adjusted margin	9.11	8.68	8.48

- Net income of $2.0B, improved 11% from 3Q13 and 36% versus 4Q12, driven primarily by lower provision expense
- Revenue increased versus 4Q12, reflecting higher net interest income; service charges grew versus prior quarter and prior year periods
- Noninterest expense benefitted from delivery network optimization cost savings in both comparative periods
  - Compared to 3Q13, expense increase driven by $92MM higher litigation-related costs
- Provision expense declined as credit quality continued to improve
- Customer activity highlighted by:
  - Excluding transfers from GWIM, average deposits grew $4.2B versus 3Q13 and $24.8B versus 4Q12
  - Client brokerage assets increased $6.5B from 3Q13 and $20.1B over 4Q12, driven by improved market valuation and account flows
  - Average total U.S. card balances remained stable [3]
    - Risk-adjusted margin rose above 9%
  - Extended small business loans and commitments of approximately $3.0B in 4Q13, a 20% increase over 4Q12

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 24, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.
[3] Total Corporation U.S. consumer credit card includes portfolios in CBB and GWIM. In 4Q13, $3.3B of the U.S. consumer credit card portfolio was included in GWIM with the remaining in CBB.

Bank of America
11

Consumer Real Estate Services (CRES) [1]

$ in millions	4Q13	Inc/(Dec) 3Q13	Inc/(Dec) 4Q12
Net interest income [2]	$715	($18)	($14)
Noninterest income	997	153	1,251
Total revenue, net of interest expense [2]	1,712	135	1,237
Provision for credit losses	(474)	(166)	(959)
Noninterest expense	3,794	375	(1,813)
Income tax benefit [2]	(547)	(13)	1,366
Net loss	($1,061)	($61)	$2,643

Key Indicators ($ in billions)	4Q13	3Q13	4Q12
Average loans and leases	$89.7	$88.4	$96.6
Total Corporation home loan originations:			
First mortgage	11.6	22.6	21.5
Home equity	1.9	1.8	1.0
Core production revenue [3]	0.4	0.5	1.0
Servicing income	0.6	0.6	1.7
Total servicing portfolio (# loans in MM)	4.4	4.7	7.3
MSR, end of period (EOP)	5.0	5.1	5.7
Capitalized MSR (bps)	92	82	55
Serviced for investors (EOP, in trillions)	0.5	0.6	1.0
LAS expense (excluding litigation and IFR) [4]	1.8	2.2	3.1
60+ days delinquent first lien loans (MM)	0.3	0.4	0.8
LAS employees (000's) [5]	28.8	32.2	49.4

- Net loss increased slightly from 3Q13, as LAS cost savings, lower representations and warranties costs and lower credit provisions were more than offset by increased litigation expense
- Total Corporation first-lien retail mortgage originations were $11.6B, down 49% from 3Q13
  - Rate lock volumes declined 37% from 3Q13
- Core production revenue [3] declined $62MM from 3Q13
- Representations and warranties negatively impacted revenue by $70MM, down from $323MM in 3Q13
- Servicing income declined $54MM from 3Q13, as the size of the mortgage servicing portfolio declined 9%
- Provision benefit driven primarily by continued portfolio improvement and higher home prices
- LAS expense, excluding litigation and IFR [4], declined to $1.8B in 4Q13 from $3.1B in 4Q12
  - 60+ days delinquent loans serviced declined by 73K units to 325K in 4Q13
  - LAS employees declined for the fifth straight quarter
- Total staffing declined 14% from 3Q13, due primarily to continued reductions in LAS, as well as actions taken in sales & fulfillment as refinance demand slowed

[1] CRES includes Home Loans and Legacy Assets & Servicing.
[2] FTE basis.
[3] Core production revenue excludes representations and warranties provision.
[4] Represents a non-GAAP financial measure. For more information, see footnote 2 on Slide 9.
[5] Includes other FTEs supporting LAS (contractors and offshore).

Bank of America

12

Global Wealth & Investment Management (GWIM) 13 ____________________ 1 FTE basis. 2 Includes Financial Advisors in CBB of 1,545, 1,585 and 1,496 at 4Q13, 3Q13 and 4Q12, respectively. 3 Represents a non-GAAP financial measure. For important presentation information, see slide 24, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 4 Includes margin receivables which are classified in customer and other receivables on the Corporation's Consolidated Balance Sheet. 1,079 1,137 1,121 1,144 1,181 698 745 744 780 821 266 240 235 242 245 109 110 115 117 119 $2,152 $2,232 $2,215 $2,283 $2,366 $500 $1,000 $1,500 $2,000 $2,500 4Q12 1Q13 2Q13 3Q13 4Q13 Other Client Balances Assets Under Management Client Deposits Loans and Leases Total Client Balances ($B, EOP) • Strong 4Q13 results included revenue of $4.5B, net income of $0.8B and pre-tax margin of 26.6% • Noninterest income grew 11% from 4Q12 driven by record asset management fees of $1.8B • Record client balances of $2.4T – Long-term AUM flows reached $48B for full year 2013 versus $26B for full year 2012, an 81% increase; 4Q13 flows of $9.4B – Ending deposit balances increased $3.3B, or 1.4%, from 3Q13 – Record level of period-end loans, up 1.3% from 3Q13 and 8.7% from 4Q12 • Merrill Lynch reached record productivity, averaging over $1MM of revenue per Financial Advisor for 2013 $ in millions Net interest income 1 $1,485 $7 ($4) Noninterest income 2,995 83 291 Total revenue, net of interest expense 1 4,480 90 287 Provis ion for credit losses 26 3 (86) Noninterest expense 3,264 15 68 Income tax expense 1 413 14 104 Net income $777 $58 $201 Key Indicators ($ in billions) Liquidi ty AUM flows $6.5 $2.9 $2.5 Long-term AUM flows 9.4 10.3 9.1 Financia l Advisors (in thousands) 2 15.3 15.6 16.4 Wealth Advisors (in th usa ds) 2 16.5 16.8 17.6 Pre-tax margin 26.6% 25.5% 21.1 % Return on average a l located capita l 3 31.0 28.7 - Inc/(Dec) 4Q13 3Q13 4Q12 4Q13 3Q13 4Q12 4

Global Banking 14 ____________________ 1 FTE basis. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 24, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 3 Rankings per Dealogic as of January 2, 2014. • [ Bullets to come ] • Net income of $1.3B increased $133MM, or 12%, from 3Q13 Revenue increased $297MM, or 7%, from 3Q13 to a record $4.3B, driven by higher IB fees and net interest income • Record corporation-wide IB fees of $1.7B (excluding self-led), up 34% from 3Q13 and 9% from 4Q12 – Maintained strong #2 ranking globally with 8.0% market share and #1 ranking in Americas with 10.7% mkt share 3 • Provision expense increased due to reserve build associated with continued loan growth – Net charge-offs were $7MM in 4Q13 vs. $35MM in 3Q13 • Average loans and leases increased $8.8B from 3Q13, led by Commercial & Industrial as well as Commercial Real Estate – Ending loans increased $2.3B from 3Q13 to $269.5B • Average deposits increased $19.9B from 3Q13, benefitting from increased customer liquidity Average Loans and Leases ($B) $ in millions Net interest income 1 $2,301 $100 $202 Noninterest income 2,004 197 152 Total revenue, net of interest expense 1 4,305 297 354 Provis ion for credit losses 441 119 379 Noninterest expense 1,927 - 174 Income tax expense 1 670 45 (74) Net income $1,267 $133 ($125) Key Indicators ($ in billions) Average loans and leases $268.8 $260.1 $232.4 Average depos its 259.8 239.8 242.8 Bus iness Lending revenue 1.8 1.8 1.6 Treasury Services revenue 1.5 1.5 1.4 Return on average a l located capita l 2 21.9% 19.6% - Net charge-off ratio 0.01 0.05 0.23 % Reservable cri ticized $9.4 $10.1 $11.0 Nonperforming assets 0.6 0.9 2.1 Corporation-wide IB Fees ($ in millions) Advisory $356 $256 $301 Debt 986 810 1,078 Equity 461 329 250 Gross IB fees (incl . sel f-l d) 1,803 1,395 1,629 Sel f-led (65) (98) (29) Net IB fees (excl . sel f-led) $1,738 $1,297 $1,600 4Q13 3Q13 4Q12 Inc/(Dec) 3Q13 4Q124Q13 4Q13 3Q13 4Q12 $232 $244 $256 $260 $269 $0 $100 $200 $300 4Q12 1Q13 2Q13 3Q13 4Q13 Commercial & Industrial Commercial Real Estate Commercial Lease Financing

Global Markets

$ in millions	4Q13	Inc/(Dec) 3Q13	4Q12
Net interest income [1]	$1,142	$167	$28
Noninterest income (excl. DVA) [2]	2,682	(10)	500
Total revenue (excl. DVA) [2,3]	3,824	157	528
DVA	(200)	91	76
Total revenue, net of interest expense [1]	3,624	248	604
Provision for credit losses	104	57	87
Noninterest expense	3,284	400	657
Income tax expense [1]	21	(1,202)	(174)
Net income	$215	$993	$34
Net income (excl. DVA and U.K. tax charge) [2]	$341	($190)	($14)

Key Indicators ($ in billions)	4Q13	3Q13	4Q12
Average trading-related assets	$438.9	$442.6	$493.2
IB fees	0.8	0.6	0.7
Sales and trading revenue	2.8	2.7	2.2
Sales and trading revenue (excl. DVA) [4]	3.0	3.0	2.5
FICC (excl. DVA) [4]	2.1	2.0	1.8
Equities (excl. DVA) [4]	0.9	1.0	0.7
Average VaR ($ in MM) [5]	74	54	100
Return on average allocated capital [6]	2.9 %	n/m	-
Excluding DVA and U.K. tax charge [2]	4.5	7.1 %	-

- Net income of $0.2B
  - Excluding DVA and U.K. tax charge [2], net income of $0.3B declined from both comparative periods as revenue improvement was offset by litigation expense
- Excluding DVA [4], sales and trading revenue of $3.0B increased $483MM, or 19%, from 4Q12 and was consistent with 3Q13
  - FICC revenue increased $292MM, or 16%, from 4Q12 and $47MM, or 2%, from 3Q13 as stronger results in credit and mortgage products offset weakness in rates and commodities
  - Equities revenue increased $191MM, or 27%, from 4Q12 due to market share gains, higher market volumes and increased client financing balances, but declined 7% from strong 3Q13 results
- Noninterest expense included litigation expense of $655MM in 4Q13, $282MM in 3Q13 and $110MM in 4Q12
  - Excluding litigation, expenses were relatively flat vs. 3Q13 and increased modestly vs. 4Q12 on higher revenue-related expense
- Average VaR of $74MM decreased from prior year due to lower levels of risk across most asset classes [5]

[1] FTE basis.
[2] Represents a non-GAAP financial measure. Net DVA results were losses of $200MM, $291MM and $276MM in 4Q13, 3Q13 and 4Q12, respectively. U.K. tax charge was $1.1B in 3Q13.
[3] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[4] For this presentation, sales and trading revenue excludes DVA gains/losses, which represents a non-GAAP financial measure. Net DVA included in fixed income, currency and commodities revenue were losses of $193MM, $266MM and $237MM for 4Q13, 3Q13 and 4Q12, respectively. Net DVA included in equities revenue were losses of $7MM, $25MM and $39MM for 4Q13, 3Q13 and 4Q12, respectively.
[5] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence interval, average VaR was $31MM, $27MM and $48MM for 4Q13, 3Q13 and 4Q12, respectively.
[6] Represents a non-GAAP financial measure. For important presentation information, see slide 24, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.
n/m = not meaningful

Bank of America
15

____________________ 1 All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole- loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, gains/losses on structured liabilities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. Equity investments include Global Principal Investments and certain other investments. All Other includes certain residential mortgage loans that are managed by LAS. 2 FTE basis. 3 In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers. $ in millions 4Q12 3Q12 4Q11 FVO on structured liabilities ($442) ($1,289) ($814) Equity investment income 570 172 3,136 Gains on sales of debt securities 116 328 1,101 Payment protection insurance provision 3 (225) (267) - (110) (25) 1,200 Gains (losses) on debt repurchases and exchanges of trust preferred securities 16 • Net income decreased from 3Q13, driven by lower equity investment income, increased credit provisions and higher negative FVO adjustments on structured liabilities • Income tax benefit increased from 3Q13 driven by discrete tax benefits related to non-U.S. operations and resolution of certain global tax matters • Revenue was impacted by the following selected items: • Lower loan loss releases resulted in a lower credit provision benefit compared to 3Q13 All Other 1 $ in millions FVO on structured l ia i l i ties ($417) ($152) ($442) Equity investment income 392 1,122 569 Gains on sa les of debt securi ties 364 347 117 U.K. payment pr tection insuranc provis ion 3 (163) (66) (225) 4Q13 3Q13 4Q12 $ in millions Total revenue, net of interest expense 2 $83 ($785) $232 Provis ion for credit losses (188) 361 (638) Noninterest expense 996 66 (7) Income tax benefi t 2 (999) (843) 1,444 Net income $274 ($369) ($567) Key Indicators ($ in billions) Average loans and leases $226.0 $232.5 $247.1 Average depos its 34.0 35.1 36.9 Book va lue of Global Principal Investments 1.6 1.9 3.5 Total BAC equity invest ent exposure 12.4 12.7 15.6 Inc/(Dec) 3Q13 4Q12 4Q13 3Q13 4Q12 4Q13

Positioned Well for 2014 17 • Record capital and liquidity levels • Business performance showing solid client activity • Expense initiatives on track to achieve cost saving targets • Net charge-offs approaching record lows • Continued progress on legacy issues

Appendix

Results by Business Segment

$ in millions	4Q13						
	Total Corporation	CBB	CRES	GWIM	Global Banking	Global Markets	All Other
Net interest income [1,2]	**$10,999**	$4,948	$715	$1,485	$2,301	$1,142	$408
Card income	**1,503**	1,236	-	52	109	23	83
Service charges	**1,870**	1,097	2	19	684	70	(2)
Investment and brokerage services	**3,117**	57	-	2,524	25	489	22
Investment banking income (loss)	**1,738**	2	-	87	960	753	(64)
Equity investment income	**474**	43	-	-	2	37	392
Trading account profits	**863**	-	3	39	21	795	5
Mortgage banking income (loss)	**848**	-	912	-	-	5	(69)
Gains on sales of debt securities	**390**	-	21	-	-	5	364
All other income (loss)	**(101)**	114	59	274	203	305	(1,056)
Total noninterest income (loss)	**10,702**	2,549	997	2,995	2,004	2,482	(325)
Total revenue, net of interest expense [1,2]	**21,701**	7,497	1,712	4,480	4,305	3,624	83
Total noninterest expense	**17,307**	4,042	3,794	3,264	1,927	3,284	996
Pre-tax, pre-provision earnings (loss) [1]	**4,394**	3,455	(2,082)	1,216	2,378	340	(913)
Provision for credit losses	**336**	427	(474)	26	441	104	(188)
Income (loss) before income taxes	**4,058**	3,028	(1,608)	1,190	1,937	236	(725)
Income tax expense (benefit) [1,2]	**619**	1,061	(547)	413	670	21	(999)
Net income (loss)	**$3,439**	$1,967	($1,061)	$777	$1,267	$215	$274

[1] FTE basis. FTE basis for the Total Corporation and pre-tax, pre-provision earnings are non-GAAP financial measures.
[2] For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
19

Representations and Warranties Exposure [1] (2004-2008 vintages)

New Claim Trends (UPB)						
$ in millions	4Q12	1Q13	2Q13	3Q13	4Q13	Mix [2]
Pre 2005	$73	$26	$30	$48	$42	2 %
2005	299	217	37	207	278	9
2006	1,558	720	430	826	1,614	42
2007	1,819	703	561	303	1,826	40
2008	487	43	39	112	30	3
Post 2008	187	127	74	60	38	4
New Claims	$4,423	$1,836	$1,171	$1,556	$3,828	
% GSEs	57 %	23 %	40 %	32 %	10 %	
Rescinded claims	$1,097	$392	$1,354	$412	$442	
Approved repurchases	421	303	351	269	299	

4Q13 new claims include $2.7B of claims submitted without individual loan file reviews

Outstanding Claims by Counterparty (UPB)					
$ in millions	4Q12	1Q13	2Q13	3Q13	4Q13
GSEs	$13,437	$1,100	$1,035	$998	$170
Private	12,222	13,387	13,826	14,649	17,953
Monolines	2,442	2,481	1,535	1,533	1,532
Total	$28,101	$16,968	$16,396	$17,180	$19,655

4Q13 outstanding claims include $4.1B of claims submitted without individual loan file reviews

Reserves Established (Balances Shown for 2004-2008 Originations) ($B)					
Counterparty	Original Balance	Outstanding Balance	Have Paid	Reserves Established [3,4]	Commentary [3,5]
GSE - Whole loans	$1,118	$241			FHLMC and FNMA Agreements
Second-lien monoline	81	10			Completed agreements with Assured, Syncora and MBIA
Whole loans sold	55	11			Reserves established
Private label (CFC issued)	409	108			BNY Mellon settlement pending court approval
Private label (non CFC bank issued)	244	46			Reserves established; Included in RPL
Private label (3rd party issued)	176	45			Reserves established; Included in RPL
	$2,083	$461	$22.8	$13.3	

[1] Exposures identified above relate only to repurchase claims associated with purported representations and warranties breaches. They do not include any exposures associated with related litigation matters; separate foreclosure costs and related costs and assessments; or possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA. If adverse to us, the aforementioned items could have a material adverse effect on our financial results in future periods.

[2] Mix for new claim trends is calculated based on last four quarters.

[3] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, and a variety of judgmental factors.

[4] Does not include litigation reserves established. In addition, the company currently estimates the RPL could be up to $4B over accruals at December 31, 2013, unchanged from September 30, 2013. Following the FHLMC and FNMA settlements, the remaining RPL covers principally non-GSE exposures.

[5] Refer to pages 57-59 of Bank of America's 2012 Form 10-K on file with SEC for additional disclosures.

Bank of America
20

Home Loans Asset Quality Key Indicators

$ in millions	Residential Mortgage[1]				Home Equity[1]			
	4Q13		3Q13		4Q13		3Q13	
	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired	As Reported	Excluding Purchased Credit-impaired
Loans end of period	$248,066	$142,147	$253,496	$144,558	$93,672	$87,079	$96,653	$89,549
Loans average	251,841	144,859	254,651	145,858	95,244	88,403	98,172	90,947
Net charge-offs[2, 3]	$209	$209	$221	$221	$331	$331	$302	$302
% of average loans[3]	0.33 %	0.57 %	0.35 %	0.60 %	1.38 %	1.49 %	1.22 %	1.31 %
Allowance for loan losses	$4,084	$2,638	$4,895	$3,012	$4,434	$3,387	$5,618	$4,267
% of loans	1.65 %	1.86 %	1.93 %	2.08 %	4.73 %	3.89 %	5.81 %	4.76 %
Average refreshed (C)LTV[4]		68		71		72		75
90%+ refreshed (C)LTV[4]		17 %		21 %		28 %		32 %
Average refreshed FICO		727		724		746		744
% below 620 FICO		11 %		12 %		8 %		8 %

[1] Excludes FVO loans.
[2] Excludes write-offs of PCI loans of $437MM and $351MM related to residential mortgage and $304MM and $92MM related to home equity for 4Q13 and 3Q13. Net charge-off ratios including the PCI write-offs for residential mortgage were 1.02% and 0.89%, and for home equity were 2.64% and 1.59% for 4Q13 and 3Q13.
[3] Includes the impact of a clarification of regulatory guidance on accounting for TDRs of $56 million for residential mortgage loans and $88 million for home equity loans. Excluding this impact, 4Q13 net charge-off ratios for residential mortgage were 0.24% and 0.42% including and excluding the PCI and fully-insured portfolios, respectively. 4Q13 home equity net charge-off ratios were 1.01% and 1.09% including and excluding the PCI portfolio, respectively.
[4] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Bank of America
21

Basel 1 to Basel 3 (Fully Phased-in) 1, 2, 3 22 ____________________ 1 Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C. For important presentation information, see slide 24. 2 Basel 1 includes the Market Risk Final Rule at December 31, 2013, September 30, 2013 and June 30, 2013. 3 Basel 3 (fully phased-in) estimates are based on the Advanced approach under the final Basel rules issued on July 2, 2013. $ in mill ions Regulatory Capital – Basel 1 to Basel 3 (fully phased-in) Basel 1 Tier 1 capital $161,456 $159,008 $156,689 Deduction of qualifying preferred stock and trust preferred securities (16,221) (16,183) (17,170) Basel 1 Tier 1 common capital 145,235 142,825 139,519 Deduction of defined benefit pension assets (829) (935) (787) DTA and other threshold deductions (DTA temporary differences, MSRs and significant investments) (4,803) (4,758) (6,761) Other deductions, net (7,288) (5,319) (6,125) Basel 3 Advanced approach (fully phased-in) Tier 1 common capital $132,315 $131,813 $125,846 Risk-weighted Assets – Basel 1 to Basel 3 (fully phased-in) Basel 1 risk-weighted assets $1,297,529 $1,289,444 $1,288,159 Credit and other risk-weighted assets 31,515 37,140 22,276 Basel 3 Advanced approach (fully phased-in) risk-weighted assets $1,329,044 $1,326,584 $1,310,435 Tier 1 Common Capital Ratios Basel 1 11.19% 11.08% 10.83 % Basel 3 Advanced approach (fully phased-in) 9.96 9.94 9.60 December 31 2013 September 30 2013 June 30 2013

Forward-Looking Statements 23 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues and include statements regarding: the expectation that time to required funding will remain above two years' coverage; estimates of the bank holding company and bank leverage ratios; expectations regarding long-term debt levels, including that long-term debt will continue to decline through 2014; expectations regarding earnings capacity; expectations regarding declining funding costs; expectations regarding annual retirement-eligible compensation in the first quarter of 2014; estimates of Basel 3 liquidity ratios; expectations regarding compliance with final Basel 3 rules by the proposed effective dates; estimates regarding the future levels of quarterly net interest income; expectations regarding Legacy Assets & Servicing (LAS) cost levels; expectations regarding effective tax rates in future periods; expectations regarding the amount and timing of cost savings the Company will have via Project New BAC; expectations regarding the Company’s level of debt issuances; estimates of liability and range of possible loss for various representations and warranties claims; expectations regarding credit quality improvement; expectations regarding future card balance levels; expectations regarding the Company’s future pipeline of mergers and acquisitions activity; expectations regarding the Company's ability to execute its strategy and deliver on its earnings power; and other similar matters. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. Risk Factors of Bank of America's 2012 Annual Report on Form 10-K, and in any of Bank of America's subsequent filings: the Company's ability to resolve representations and warranties repurchase claims made by monolines and private-label and other investors, including as a result of any adverse court rulings, and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more of the government-sponsored enterprises, monolines or private-label and other investors; the possibility that final court approval of negotiated settlements is not obtained; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; the possible impact of a future FASB standard on accounting for credit losses; uncertainties about the financial stability of several countries in the Eurozone, the risk that those countries may default on their sovereign debt and related stresses on financial markets, the Euro and the Eurozone and the Company's exposures to such risks, including direct, indirect and operational; uncertainties related to the timing and pace of Federal Reserve tapering of quantitative easing, and the impact on global interest rates, currency exchange rates, and economic conditions in a number of countries; the potential impact of any future federal debt ceiling impasse; the possibility of future inquiries or investigations regarding pending or completed foreclosure activities; the potential impact of regulatory capital and liquidity requirements; the negative impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company's businesses and earnings, including as a result of additional regulatory interpretation and rulemaking and the success of the Company's actions to mitigate such impacts; the potential impact on debit card interchange fee revenue in connection with the U.S. District Court for the District of Columbia's ruling on July 31, 2013 regarding the Federal Reserve's rules implementing the Financial Reform Act's Durbin Amendment; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; the possibility that the European Commission will impose remedial measures in relation to its investigation of the Company's competitive practices; the impact of potential regulatory enforcement action relating to optional identity theft protection services and certain optional credit card debt cancellation products; unexpected claims, damages, penalties and fines resulting from pending or future litigation and regulatory proceedings including proceedings instituted by members of the Financial Fraud Enforcement Task Force; the Company's ability to fully realize the cost savings and other anticipated benefits from Project New BAC, including in accordance with currently anticipated timeframes; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. • The Company's fully phased-in Basel 3 estimates and the proposed supplementary leverage ratio are based on its current understanding of the Standardized and Advanced approaches under the final Basel 3 rules, assuming all relevant regulatory model approvals, except for the potential reduction to risk-weighted assets resulting from the Comprehensive Risk Measure after one year. These estimates will evolve over time as the Company's businesses change and as a result of further rulemaking or clarification by U.S. regulatory agencies. The final Basel 3 rules require approval by banking regulators of certain models used as part of risk-weighted asset calculations. If these models are not approved, the Company's capital ratio would likely be adversely impacted, which in some cases could be significant. In addition to Basel 1 with Market Risk Final Rule capital ratios, these estimates assist management, investors and analysts in assessing capital adequacy and comparability under Basel 3 capital standards to other financial services companies. The Company continues to evaluate the potential impact of proposed rules and anticipates it will be in compliance with any final rules by the proposed effective dates. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended December 31, 2013 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • Effective January 1, 2013, on a prospective basis, the Company adjusted the amount of capital being allocated to its business segments. The adjustment reflects a refinement to the prior-year methodology (economic capital) which focused solely on internal risk-based economic capital models. The refined methodology (allocated capital) now also considers the effect of regulatory capital requirements in addition to internal risk-based economic capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. The capital allocated to the Company's business segments is currently referred to as allocated capital and, prior to January 1, 2013, was referred to as economic capital, both of which represent non-GAAP financial measures. The Company plans to further refine, in the first quarter of 2014, the capital being allocated to the Company’s business segments with the result being additional capital allocated to the business segments. Allocated capital is subject to change over time. Important Presentation Information 24